AMENDMENT TO PARTICIPATION AGREEMENT

THIS AMENDMENT TO PARTICIPATION AGREEMENT (this "Amendment") is made as of the 9th day of September, 2022, by and among PROTECTIVE LIFE INSURANCE COMPANY (the "Company"), acting herein for and on behalf of itself and on behalf of each segregated asset account set forth in Schedule A to the Participation Agreement between the parties (the "Accounts"); VICTORY VARIABLE INSURANCE FUNDS (the "Trust"); VICTORY CAPITAL MANAGEMENT INC. (the "Adviser"); and VICTORY CAPITAL SERVICES, INC. ("VCS", and together with the Adviser and the Trust, "Victory")

RECITALS

WHEREAS, the Company and Victory are parties to a certain Participation Agreement dated December 1, 2020 (the "Agreement");

WHEREAS, the parties desire to amend the Agreement to update the separate accounts listed in Schedule A; and,

WHEREAS, the parties now desire to modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

1.Schedule A. Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A as attached hereto.

2.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

3.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

PROTECTIVE LIFE INSURANCE COMPANY, on behalf of itself and each separate account

By: /s/ Steve Cramer

Name: Steve Cramer

Title: Chief Product Officer – Retirement Division

VICTORY VARIABLE INSURANCE FUNDS, on behalf of the series portfolios, individually and not jointly

By: /s/ Christopher Dyer

Name: Christopher Dyer

Title: President

VICTORY CAPITAL MANAGEMENT INC.

By: /s/ Michael Policarpo

Name: Michael Policarpo

Title: President, CFO and CAO

VICTORY CAPITAL SERVICES, INC.

By: /s/ Christopher Dyer

Name: Christopher Dyer

Title: President

Schedule A

Separate Accounts and Contracts

Separate Accounts	Contracts

Protective COLI VUL Separate Account	Protective Executive Benefits Registered VUL

Protective COLI PPVUL Separate Account	Protective Executive Benefits Private
Placement VUL
Protective BOLI PPVUL Separate Account	Protective Executive Benefits Private
Placement VUL

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